UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 14, 2013

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Terex Corporation (“Terex” or the “Company”) announced on January 14, 2013 that Kevin Bradley, currently President, Terex Cranes, will transition to the role of Senior Vice President and Chief Financial Officer effective immediately after the filing of the Company's Annual Report on Form 10-K for 2012. Mr. Bradley, 50, was named President, Terex Cranes in January 2011. Prior to that, Mr. Bradley had served as President, Terex Financial Services since joining Terex in 2005. Prior to joining Terex, Mr. Bradley held financial roles of increasing responsibility at GE Capital and AT&T Capital. Terex previously announced that Phil Widman would be retiring as Senior Vice President and Chief Financial Officer effective March 31, 2013.

Mr. Bradley's annual base salary will be $560,000, which will be reviewed annually by Terex in accordance with its normal review process, and he will remain eligible for an incentive bonus with a target set at 75% of his annual salary. Subject to compliance with all applicable laws, Mr. Bradley will receive a grant of shares in 2013 of Terex common stock worth approximately $1,900,000, which is expected to be granted at the same time that grants are made to the other executives of the Company. The shares will vest as follows: 20% ratably over a three year period and 80% based upon satisfaction of certain Company performance targets.

The Company issued a press release on January 14, 2013 announcing Mr. Bradley's upcoming appointment. A copy of this press release is included as Exhibit 99.1 and is hereby incorporated by reference into this Form 8-K.

Item 8.01. Other Events.

The Company announced on January 14, 2013 the following leadership changes that will take effect immediately:

•
Tim Ford, currently President, Terex Aerial Work Platforms (AWP), will become President of Terex Cranes effective immediately. The Terex Utilities business and the recently established Terex North America Services business will continue to be the responsibility of Mr. Ford. Mr. Ford will also have direct responsibility for the Company's Latin American operations as well as Corporate Strategic Accounts and Government Programs. Mr. Ford joined Terex in 2006 following executive assignments at Toro, Honeywell and General Electric.

•
Steve Filipov, currently President Developing Markets and Strategic Accounts, will become President, Terex Material Handling & Port Solutions effective immediately. Mr. Filipov will also assume the position of Chief Operating Officer of Demag Cranes AG as we continue the transition of this business into Terex. Mr. Filipov will retain overall Terex responsibility for the Russian market as well as Corporate Marketing. Mr. Filipov joined Terex in 1995 and has held positions of increasing responsibility, including President of Terex Cranes from 2004-2008.

•
George Ellis, currently President, Terex Construction, will continue in this role and also assume responsibility for the Company's operations in India. Mr. Ellis joined Terex through the Genie acquisition in 2002 and has held several senior management positions at various Terex operations. Previously he held leadership positions at General Electric, Pratt & Whitney and PPG Industries.

•	Matt Fearon, currently Vice President and General Manager of AWP Americas, will become President, Terex AWP effective immediately. Prior to this, Mr. Fearon had been Managing

Director of AWP Europe. Mr. Fearon has 25 years of industry experience and has worked within the Terex/Genie operations for 18 years.

•
Aloysius Rauen will continue in his current role as CEO of Demag Cranes AG and has announced his intention to resign during the course of 2013 once the integration of the Demag Cranes business into the Terex group is further along. Upon Mr. Rauen's resignation, Mr. Filipov will be appointed as CEO of Demag Cranes AG.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press release of Terex Corporation issued on January 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2013

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel